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                                                                   Exhibit 10.68

                                 PROMISSORY NOTE

$40,000,000.00                                                December 23, 2005

     FOR VALUE RECEIVED, the undersigned ALLIANCE HOSPITAL, LTD., a Texas limited partnership (hereinafter, "Borrower"), having an address at 515 North Adams, Odessa, Texas 79761, promises to pay to the order of MPT OF ODESSA HOSPITAL, L.P., a Delaware limited partnership (hereinafter, "Lender"), at its office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, or at such other address as the holder of this Promissory Note (this "Note") may from time to time designate in writing, the principal sum of FORTY MILLION and NO/100 DOLLARS ($40,000,000.00), or as much thereof as may be advanced from time to time hereunder, together with interest thereon and other amounts payable as provided herein.

     1. DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (defined below).

     2. SECURITY. The indebtedness evidenced by this Note and the obligations evidenced hereby are secured by, inter alia, (a) that certain Deed of Trust and Fixture Filing (as amended, consolidated, modified, severed or spread from time to time, the "Mortgage") from Borrower to Lender of even date herewith, (b) that certain Loan Agreement (the "Loan Agreement") by and among Lender, Borrower, and SRI-SAI Enterprises, Inc., a Texas corporation (the "General Partner"), of even date herewith, and (c) certain other Security Documents (as such term is defined in the Loan Agreement). All of the terms and provisions of the Loan Documents are incorporated herein by reference.

     3. BASE INTEREST. Interest shall be payable on so much principal as is from time to time outstanding and unpaid hereunder at a per annum rate equal to Ten Percent (10.000%) (the "Base Interest"). Base Interest shall be computed hereunder based on a Three Hundred Sixty (360) day year and paid for the actual number of days elapsed (based on the assumption of a thirty (30) day month) for any whole or partial calendar month in which interest is being calculated. In computing the number of days during which Base Interest accrues, the day on which funds are initially advanced shall be included (regardless of the time of day such advance is made), and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment and received by Lender prior to 2:00 p.m. local time on a Business Day in Birmingham, Alabama shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business.

     4. PAYMENTS. On January 1, 2006 and the first (1st) day of each calendar month thereafter (each a "Scheduled Payment Date"), and ending on the Maturity Date (defined below), Borrower shall pay to Lender all accrued and unpaid interest on the outstanding principal balance hereof (each such payment, a "Scheduled Monthly Payment"). If not sooner repaid in

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accordance with the terms hereof, on December 1, 2020 (the "Maturity Date"),
Borrower shall pay to Lender the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due Lender hereunder and under the other Loan Documents. So long as no Event of Default exists, each Scheduled Monthly Payment shall be applied, first, to any amounts hereafter advanced by Lender and otherwise due hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest, and, last, any remaining funds may, at the option of Lender, be retained by Lender as additional security for the Loan Obligations.

     5. PREPAYMENT. Borrower may not voluntarily prepay this Note in whole or in part at any time prior to the Maturity Date, except in accordance with the following:

          (a) Provided no Event of Default has occurred and is continuing, Borrower may prepay the Loan in whole at any time provided such prepayment is in connection with a bona fide Purchase Offer (as defined below), by a party unrelated to Borrower Parties or their Affiliates, to acquire, directly or indirectly, more than fifty percent (50%) of the ownership interests in, or substantially all of the assets of, Borrower; provided, however, that, upon the occurrence of such prepayment, Borrower shall pay to Lender, together with all outstanding Loan Obligations, the applicable Yield Maintenance Premium (defined below in Section 7). A "Purchase Offer" shall consist of a binding agreement for a third-party purchaser to acquire, and the Borrower to sell, in consideration for cash or cash equivalents, more than fifty percent (50%) of the equity interest, and more than fifty percent (50%) of the value of the equity interest, in, or substantially all of the value of the assets of, Borrower. Notwithstanding anything to the contrary contained herein, in the absence of a consummated Purchase Offer, Borrower may not repay the Loan in whole or in part prior to the eighth Loan Year (defined in Section 8(a) below).

          (b) Borrower may prepay the Loan in whole at any time during the eighth Loan Year or thereafter, provided that (i) no Event of Default has occurred and is continuing, (ii) all outstanding Loan Obligations shall be paid in full, and (iii) such prepayment is accompanied by the applicable Yield Maintenance Premium.

          (c) Any prepayment made in accordance with Section 5(a) or 5(b) above shall be made on a Scheduled Payment Date and upon not less than sixty (60) days' prior written notice to Lender.

     6. ADDITIONAL INTEREST; PAYMENTS. Commencing on January 1, 2007 and on each January 1st thereafter during the Loan Term, Borrower shall, in addition to Base Interest due hereunder, pay to Lender additional interest ("Additional Interest") at a per annum rate equal to the greater of (i) Three and One-Half Percent (3.5%) or (ii) the rate of the Consumer Price Index ("CPI") increase for such prior year multiplied by the Annual Interest Payable (as hereinafter defined). Additional Interest for each Loan Year shall be payable in twelve (12) equal monthly installments, due on each Scheduled Payment Date during such Loan Year. "Annual Interest Payable" shall mean, for each Loan Year subsequent to the first Loan Year, the sum of (A) Base Interest, and (B) Additional Interest, with all due Lender in the immediately preceding Loan Year. For the first Loan Year, Annual Interest Payable shall mean the annualized Base Interest.


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     7. LATE CHARGES; INTEREST ON OVERDUE INSTALLMENTS; COLLECTION COSTS.

          (a) Borrower will pay to Lender a late charge equal to five percent (5%) of the amount of any payment due hereunder which is unpaid for more than ten (10) days after the applicable Scheduled Payment Date (provided, however, that no grace period is provided for the payment of sums due and payable on the Maturity Date). Collection or acceptance by Lender of such late charge shall not constitute a waiver of any other rights or remedies of Lender provided herein, in the Mortgage, or in any other Loan Document.

          (b) So long as any Event of Default exists hereunder or under any other Loan Document, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest (the "Default Interest") shall accrue on the outstanding principal balance of this Note at a rate per annum equal to ten percent (10%) plus the sum of the Base Interest and the Additional Interest which would be in effect hereunder absent such default or maturity, or, if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law (the "Default Rate"), and such Default Interest shall be immediately due and payable.

          (c) Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or Event of Default, and such Default Interest and the late charges payable pursuant to Sections 7(a) and 7(b) above are reasonable estimates of those damages and do not constitute a penalty.

          (d) Lender shall be entitled to recover all costs of collecting, securing or attempting to collect or secure this Note, including, without limitation, court costs and reasonable attorneys' fees, including attorneys' fees on any appeal by either Borrower or Lender. The remedies of Lender in this Note, the Loan Agreement, the Mortgage, or the other Loan Documents, or at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively, or together in Lender's discretion.

     8. YIELD MAINTENANCE PREMIUM.

          (a) As used herein, the term "Yield Maintenance Premium" shall mean a sum paid to Lender at the time of a prepayment, which shall be equal in amount to the sum of: (1) the present value of the Scheduled Monthly Payments under this Note from the date of prepayment to the Applicable Repayment Date, and (2) the present value of the amount of principal and interest due on the Applicable Repayment Date (assuming all Scheduled Monthly Payments due prior to the Applicable Repayment Date were made when due), minus the outstanding principal balance of this Note as of the date of prepayment (which outstanding principal balance shall be paid in accordance with Section 5 hereof). The present values described in the foregoing clauses (1) and (2) shall be computed on a monthly basis as of the date of prepayment, discounted at the rate equal to the sum of
(x) the U.S. Treasury obligation closest in maturity to the Applicable Repayment Date as reported in The Wall Street Journal (or, if not then published, a similar publication acceptable to Lender) or, as applicable, from the Federal Reserve Bank of New York on the fifth (5th) business day preceding the date of prepayment, plus (y) two hundred (200) basis


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points. Lender's determination of the Yield Maintenance Premium shall be conclusive absent manifest error. "Loan Year" shall mean each twelve (12) month period with an anniversary of January 1st during the Loan Term, commencing January 1, 2006. "Applicable Repayment Date" shall mean (i) in the event that prepayment is made pursuant to a bona fide Purchase Offer as described in
Section 5(a) hereof, December 1, 2013, and (ii) in the event of any other prepayment, December 1, 2015. Notwithstanding anything herein to the contrary, no Yield Maintenance Premium shall be payable with respect to any prepayment after the Applicable Repayment Date.

          (b) Involuntary Prepayment. Except as hereinafter provided in this
Section 8(b), in the event that any prepayment is received by Lender other than in accordance with Section 5(a) or 5(b) above or if a prepayment results from Lender's exercise of its remedies hereunder or under any other Loan Document, Borrower shall pay Lender a Yield Maintenance Premium in connection with such prepayment. Partial prepayments of this Note shall be permitted without the imposition of a Yield Maintenance Premium in connection with Lender's application of insurance or condemnation proceeds on account of the Loan in accordance with the terms and provisions of the Mortgage (as defined in Section 2 hereof), however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in the Mortgage, Borrower shall pay a Yield Maintenance Premium to Lender. No notice of prepayment by Borrower shall be required, and provided no Event of Default then exists and is continuing, no Yield Maintenance Premium shall be due and payable in connection with an application of insurance or condemnation proceeds pursuant to the terms and conditions of the Loan Agreement. No tender of a prepayment of this Note with respect to which a Yield Maintenance Premium is due shall be effective unless such prepayment is accompanied by such Yield Maintenance Premium.

          (c) No principal amount repaid may be re-borrowed.

     9. EVENT OF DEFAULT.

     The principal sum evidenced by this Note, together with all accrued but unpaid interest thereon, shall become immediately due and payable at the option of Lender upon the occurrence of any of the following events, each of which shall constitute an "EVENT OF DEFAULT" hereunder:

               (i) Nonpayment of Indebtedness. Failure by Borrower to make any payment of interest, principal or any other sum when due, whether by acceleration or otherwise, under the terms of this Note, the Loan Agreement, the Mortgage or any other Loan Document.

               (ii) Failure to Perform Obligations. Failure by Borrower to perform any term, condition or covenant herein (other than terms, conditions or covenants requiring the payment of money), which failure is not cured within any applicable grace or cure period provided therefor; or

               (iii) Default Under Loan Documents. The occurrence under any of the other Loan Documents of (A) an "Event of Default" or (B) any default which is not cured within any applicable grace or cure period provided therefor.


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     Notwithstanding the foregoing, no notice of default as provided hereunder or in the other Loan Documents shall be required and an event shall constitute an Event of Default hereunder if Lender is prevented from giving notice by bankruptcy or other applicable law, and the cure period, if any, specified with respect to such event shall commence on the date of such event rather than from the date of notice. Nothing herein shall require any notice to Borrower except as expressly set forth herein or in the Mortgage or other Loan Documents.

     10. USURY. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then Lender may elect, in its sole discretion, to do one or more of the following with all or any portion of such excess: (a) apply such excess to other sums due, if any, under this Note or the other Loan Documents,
(b) credit such excess as a prepayment of principal, (c) retain such excess as additional security for the Loan or (d) refund such excess to Borrower, which refund Borrower shall forthwith accept. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

     11. RELATIONSHIP OF PARTIES. Borrower and Lender agree that the relationship between them shall be solely that of debtor and creditor. Nothing contained in this Note or in any other Loan Document shall be deemed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender. Lender shall not be in any way responsible or liable for debts, losses, obligations or duties of Borrower with respect to the Hospital, the Real Property, the Improvements, or otherwise. Borrower, at all times consistent with the terms and provisions of this Note and the other Loan Documents, shall be free to determine and follow its own policies and practices in the conduct of its business.

     12. NOTICES. Any notice required herein or by applicable law shall be deemed properly given (a) when personally delivered (to the person or department if one is designated below), (b) as of the delivery date shown on the return receipt when sent by United States Mail, certified or registered, postage prepaid, return receipt requested, or (c) one day after the date sent by Federal Express or overnight United States Mail or other national overnight carrier, and addressed in each such case as set forth below:

          If to Borrower:   Alliance Hospital, Ltd.
                            515 North Adams
                            Odessa, Texas 79761
                            Attention: Chief Executive Officer

          With a copy to:   Hollmann, Lyon, Patterson & Durell, Inc.
                            5030 E. University Boulevard
                            Suite D-103
                            Odessa, Texas 79762-8148
                            Attention: Daniel J. Hollmann, Esq.

          If to Lender      Medical Properties Trust, Inc.
                            1000 Urban Center Drive, Suite 501
                            Birmingham, AL 35242


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                            Attention: Michael G. Stewart, Esq.

          With a copy to:   Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
                            420 20th Street North, Suite 1600
                            Birmingham, Alabama 35203
                            Attention: Thomas O. Kolb, Esq.

Either party may by notice given as herein provided change its address to another single address.

     13. GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

          (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE TERMS AND PROVISIONS OF THIS NOTE PERTAINING TO THE PRIORITY, PERFECTION, ENFORCEMENT, OR REALIZATION BY THE LENDER OF ITS RIGHTS AND REMEDIES UNDER THIS NOTE OR THE MORTGAGE WITH RESPECT TO THE REAL PROPERTY SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

          (b) THE BORROWER CONSENTS TO PERSONAL JURISDICTION IN THE STATE OF DELAWARE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. BORROWER EXPRESSLY ACKNOWLEDGES THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND BORROWER AGREES NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE LENDER OR ITS AFFILIATES IN SAID COURTS. FURTHER, BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED IN SECTION 12 OF THIS NOTE, SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

     14. MISCELLANEOUS.

          (a) All amounts due hereunder shall be payable in lawful money of the United States of America.


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          (b) With respect to the amounts due under this Note, Borrower waives the following to the fullest extent permitted by law:

               (i) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States of America or any state thereof;

               (ii) Demand, presentment, protest, notice of protest, notice of dishonor, notice of non-payment, diligence in collection, and all other requirements necessary to charge or hold the Borrower liable on any Loan Obligations; and

               (iii) Any further receipt for or acknowledgment of any collateral now or hereafter deposited as security for the Loan Obligations.

          (c) Borrower hereby acknowledges that Lender shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under the Loan Documents, and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

          (d) Borrower agrees that, as of the date hereof, and as of the date of each future advance of loan proceeds hereunder, there are and shall be no defenses, equities, or setoffs with respect to the Loan Obligations.

          (e) This Note and the obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns, including any subsequent holder of this Note.

          (f) Lender may, at its option, release any collateral given to secure the indebtedness evidenced hereby, or release any guarantor from its obligations under any guaranty, and no such release shall impair the Loan Obligations under this Note and the other Loan Documents.

          (g) Section headings are inserted for convenience of reference only and shall be disregarded in the interpretation of this Note. The provisions of this Note shall be construed without regard to the party responsible for the drafting and preparation hereof.

          (h) Time is of the essence with respect to this Note and the performance of each of the covenants and agreements contained herein.

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     IN WITNESS WHEREOF, Borrower has caused this instrument to be duly executed and delivered to Lender as of the day and year first above written.

                                        BORROWER:

                                        ALLIANCE HOSPITAL, LTD.

                                        BY: SRI-SAI ENTERPRISES, INC.
                                        ITS: GENERAL PARTNER


                                        By: /s/ Steven C. Riley
                                            ------------------------------------
                                        Name: Steven C. Riley
                                        Title: Co-Chairman


                                        By: /s/ Jayaram B. Naidu
                                            ------------------------------------
                                        Name: Jayaram B. Naidu
                                        Title: Co-Chairman


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